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EXHIBIT 99.1


Dear Shareholders:

I am delighted to take this opportunity to share my enthusiasm with you as I assume my responsibilities as Chief Executive Officer of Global Resource Corporation - and discuss the basis for the pride we can all share. This first shareholders' letter from me is intended to begin a new chapter of shareholder communications for us.

There are many professionals at work striving to make our company a first class environmentally clean energy enterprise. My experience has taught me that if you surround yourself with top professionals across the spectrum of engineering, science, strategic development, marketing and finance among other areas, you will create the environment necessary to succeed and prosper. It is my goal to populate Global Resource Corp with the motivated talent required to meet our goals.

MARKET OPPORTUNITIES:

Since assuming leadership of our enterprise, I have been reviewing our company's technological development efforts and want to share with you my excitement about the opportunities ahead for Global Resource. Our company is well positioned with groundbreaking technology to address the unmet needs in the large and growing alternative energy market. This emerging industry will continue to be of critical importance to the national and international energy markets, and President-elect Barack Obama has already designated this as one of his top priorities for his domestic agenda.

While the United States has clearly determined its reliance on foreign oil must change, so too, have international communities come to realize alternative fuels, efficient extraction technologies, and environmental consequences are of equal importance. A growing number of energy professionals believe our microwave technology will be one of the significant solutions as it proves itself as a powerful and environmental commercial energy source.

BUSINESS PLAN:

I would like to spend a moment with you on the rewards that await us, as well as the challenges we face. When you have a ground breaking technology, we believe it pays to get it right the first time. Thus we are spending a fair amount of time on the science and engineering for our large scale commercial plans as well as the creation of strategic alliances that ensure Global Resource enters the market correctly and that our technology is superiorly developed.

Our company enjoys a moment in time where all the feedstock available for our technology, be it scrap tire, municipal waste, automotive shredded residue, tanker sludge or heavy oils, all need to be recycled and/or treated. To date existing technologies do not address these issues efficiently and effectively. Unlike a Bio Diesel company where the typical feedstock runs the risk of being too much in demand (IE: certain food oils) and hence creating an unprofitable business model. Global Resource conducts testing on multiple feedstock available to the company that have relatively little value. For the immediate future, we have placed our greatest emphasis on working with waste tires as the world offers an almost abundant supply. Additionally, tires represent one of the world's largest hazardous material dilemmas.

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PROTOTYPE UPDATE:

Our one ton machine located in Rockford, Illinois, is constantly being tested and tweaked to reach optimal efficiency. Our engineers and science professionals are working around the clock to perfect a machine capable of constant feed for tires. Some of the technical details regarding this testing process were released recently in our last update on the prototype. Pictures are also available on our website (www.globalresourcecorp.com) of the Rockford prototype. I encourage you to visit the site as it is being changed dramatically over the next few weeks and will give you a sense of how powerful and technologically innovative this technology has become.

Our goal is to offer a demonstration to those strategic clients that stand the most to gain from a deployment of large commercial units, followed by the sale of large grade units worldwide. As we address the needs of the domestic and international markets for our first feedstock (tires), we simultaneously continue to test and perfect other applications. The additional applications will include tanker sludge, automotive shredded residue, municipal waste, shale, coal and forms of heavy oil. These are enormous opportunities for our company. Just perfecting one of these opportunities of large scale commercial consequence, should result in substantial revenue and profits for our company.

COMMUNICATIONS:

As a public company, it is imperative that emphasis be placed on communications. It is the ability to reach out to our shareholders, as well as, industry professionals that drives the awareness of our technology and the benefits the world can experience by adopting our machines for multiple applications. Shareholder value can only be created when the focus is to update our community on the growth initiatives, technological advances and corporate goals with integrity and full transparency.

As part of my open communication to our shareholders, we will begin to have quarterly conference calls and press releases when we have substantial information of value to our shareholders. As mentioned earlier, we are currently working on a new website that will be more user-friendly and contain all pertinent information on our company and the progress we are making. In addition, I look forward to hearing from shareholders and will do my best to ensure you receive a response from one of our key team members. I will make my best effort to see that your questions, compliments, concerns or complaints are addressed in a timely fashion.

MY INVESTMENT IN GLOBAL RESOURCE CORP.:

Over the last 26 years on Wall Street, I have made and lost money like everyone else. Many of the losses I experienced were based on management's inability to recognize critical thinking and strategies that brought about failure. Often the company did not hold the bar high enough in the area of human capital. Economies expand and contract, commodities froth and recede, but management should not enjoy the luxury of using those events as excuses for bad performance. For me, joining Global Resource was an opportunity to participate in a breakthrough technology with enormous potential and for me to drive the critical thinking necessary to evolve from a Research and Development company to a commercial enterprise. My investment in the company may from time to time be represented by direct financial purchases, when appropriate and with the proper governance, but I can assure you my real investment comes with the integrity, transparency and intensity for success that will make this company great.

THANK YOU:

Finally, I would like to take this opportunity to thank all of our shareholders for your continued support. The sound foundation we have built with your support over the last few years will be the basis for our future growth.

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Again, I am very excited to have the opportunity to lead Global Resource and look forward to updating all of you as we continue to hit our milestones. We expect the remainder of 2008, to be a pivotal year of achievement for the Company and hope to simultaneously make contributions to solutions for alternative methods of energy and create increased value for you, our shareholders.

You have my assurance that the entire management team is approaching their roles enthusiastically and with one thing in mind, to produce the best possible product and to create the most valuable company possible.

Sincerely,


/s/ Eric Swain
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Mr. Eric Swain, CEO


FORWARD-LOOKING STATEMENTS:

THIS LETTER CONTAINS FORWARD-LOOKING STATEMENTS REGARDING GLOBAL RESOURCE CORPORATION'S BUSINESS STRATEGIES AND FUTURE PLANS OF OPERATIONS. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS LETTER SPEAK ONLY AS OF THE DATE HEREOF AND GLOBAL RESOURCE DISCLAIMS ANY OBLIGATION TO PROVIDE PUBLIC UPDATES, REVISIONS OR AMENDMENTS TO ANY FORWARD-LOOKING STATEMENTS MADE HEREIN TO REFLECT CHANGES IN GLOBAL RESOURCE'S EXPECTATIONS OR FUTURE EVENTS.